Exhibit 3.2

BYLAWS

OF

WAFERGEN BIO-SYSTEMS, INC.

ARTICLE I

IDENTIFICATION

Section 1.01.    Name. The name of the corporation is WaferGen Bio-systems, Inc. (the “Corporation”).
Section 1.02.    Registered Office and Registered Agent. The address of the initial registered office of the Corporation is 300 South Fourth Street, Suite 1400, Las Vegas, Nevada 89101, and the name of the initial registered agent at this address is Fennemore Craig, P.C.
Section 1.03.    Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31.
ARTICLE II

STOCK

Section 2.01.    Issuance of Shares. The board of directors of the Corporation (the “Board of Directors” or “Board”) may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. The judgment of the Board of Directors as to the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction.
Section 2.02.    Payment of Shares. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.
Section 2.03.    Certificates Representing Shares and Uncertificated Shares. Unless otherwise provided in the articles of incorporation of the Corporation (the “Articles of Incorporation”), the Board of Directors may by resolution authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series.
Section 2.04.    Transfer of Stock. The Corporation must register a transfer of shares if the requirements of NRS 104.8401 are satisfied.

Bylaws
WaferGen Bio-systems, Inc.

ARTICLE III

THE STOCKHOLDERS

Section 3.01.    Place of Meetings. Meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at any place within or without the State of Nevada as may be designated in the notice thereof.
Section 3.02.    Annual Meetings. Unless the Stockholders have executed and delivered a written consent for such purpose, the Stockholders shall elect the Board of Directors at the annual meeting of the Stockholders, which shall be held each year at the principal office of the Corporation at the hour of 10:00 A.M. Pacific Time on the anniversary date of the incorporation of the Corporation, if this day shall fall on a business day, and if not, then on the first following business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.
Section 3.03.    Special Meetings. Special meetings of the Stockholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.
Section 3.04.    Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the Stockholder meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail, by any electronic means, or by any other delivery method permitted under applicable law, by or at the direction of the President, the Secretary, or the Officer or persons calling the meeting, to each registered holder of the stock of the Corporation entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at such holder’s address as it appears on the stock transfer books of the Corporation, with postage on it prepaid. Waiver by a Stockholder in writing of notice of a Stockholders’ meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.
Section 3.05.    Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders. The Stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Stockholders, unless a greater number is required by applicable law.
Section 3.06.    Proxies. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by his, her, or its duly authorized attorney-in-fact.
Section 3.07.    Action Without A Meeting. Any action that may be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the Stockholders, holding at least a majority of the voting power of the

Bylaws
WaferGen Bio-systems, Inc.

shares of the Corporation’s stock entitled to vote at such meeting, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.
ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01.    Number and Qualifications. The business and affairs of the Corporation shall be managed by the Board of Directors, which shall initially consist of five (5) directors (any director of the Corporation being a “Director”). The number of Directors may be increased or decreased at any time by a resolution of the Stockholders or the Board of Directors.
Section 4.02.    Election. Members of the initial Board of Directors shall hold office until the next annual meeting of Stockholders and until their successors shall have been elected and qualified. At each annual meeting of Stockholders, the Stockholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which such Director is elected and until such Director’s successor shall be elected and qualified or until the earlier resignation or removal of such Director. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.
Section 4.03.    Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office, subject to removal as aforesaid.
Section 4.04.    Place of Meeting. Any meeting of the Board of Directors may be held either within or without the State of Nevada.
Section 4.05.    Annual Meetings. Immediately after the annual meeting of the Stockholders, the Board of Directors may meet each year for the purpose of organization, election of Officers, and consideration of any other business that may be brought properly before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.
Section 4.06.    Other Meetings. Other meetings of the Board of Directors may be held upon notice by mail, by any electronic means, or by any other delivery method permitted under applicable law, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the Corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Bylaws
WaferGen Bio-systems, Inc.

Section 4.07.    Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.
Section 4.08.    Action Without A Meeting. Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.
Section 4.09.    Powers. The Board of Directors may exercise all of the powers granted the Board under Nevada law, the Articles of Incorporation or these Bylaws.
ARTICLE V

THE OFFICERS

Section 5.01.    Officers. The officers of the Corporation (the “Officers”) shall consist of a President, Secretary, and Treasurer and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other Officers or assistant Officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the Corporation. Each Officer so elected shall hold office until a successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors. Any Officer may resign at any time upon written notice to the Secretary of the Corporation.
Section 5.02.    Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officer so elected shall hold office until a successor is elected and qualified, subject to removal as aforesaid.
Section 5.03.    The Chairman of the Board of Directors (the “Chairman”). If the Board of Directors elects a Chairman, the Chairman shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding Officer, and shall perform such other duties as these Bylaws provide or the Board of Directors may prescribe.
Section 5.04.    The President. The President shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors. The President shall preside at all meetings of Stockholders, discharge all the duties incumbent upon a presiding Officer, and perform such other duties as these Bylaws provide or the Board of Directors may prescribe. Except as may be otherwise provided in a resolution of the Board of Directors, the President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation.

Bylaws
WaferGen Bio-systems, Inc.

Section 5.05.    The Vice President. If the Board of Directors elects a Vice President, the Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.
Section 5.06.    The Secretary. The Secretary shall attend all meetings of the Stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. The Secretary shall be custodian of the records of the Corporation. The Secretary shall attend to the giving of all notices and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.
Section 5.07.    The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into his or her hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. The Treasurer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.
Section 5.08.    Transfer of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that Officer to any other Officer or to any Director or employee of the Corporation, provided that a majority of the full Board of Directors concurs.
ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the Chairman (if one has been elected) or by any one of the following Officers: President, Secretary or Treasurer. The Board of Directors may designate one or more persons, Officers or employees of the Corporation, who may, in the name of the Corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

Bylaws
WaferGen Bio-systems, Inc.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS; INSURANCE

Section 7.01.    Indemnity for Claims Not in Name of Corporation.
(a)    The Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit, arbitration, investigation or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that such person is or was (i) a director, officer, employee or agent of the Corporation, (ii) serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) serving as a fiduciary under or with respect to any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) of the Corporation or any its subsidiaries, against all losses, claims, damages, liabilities, fees, expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit arbitration, investigation or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe such conduct was unlawful. The Corporation may not indemnify any such person if it is proven that such person’s act, or failure to act, constituted a breach of such person’s fiduciary duties as a director or officer, and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making such person liable pursuant to Section 78.138 of the Nevada Revised Statutes.
(b)    The termination of any claim, action, suit, arbitration, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such conduct was unlawful.
Section 7.02.    Indemnity for Claims in Name of Corporation.
(a)    Subject to Subsection 7.02(b) below, the Corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was (i) a director, officer, employee or agent of the Corporation, (ii) serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) serving as a fiduciary under or with respect to any employee benefit plan of the Corporation or any its subsidiaries, against all losses, claims, damages, liabilities,

Bylaws
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fees, expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such claim, action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. The Corporation may not indemnify any such person if it is proven that such person’s act, or failure to act, constituted a breach of such person’s fiduciary duties as a director or officer, and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making such person liable pursuant to Section 78.138 of the Nevada Revised Statutes.
(b)    Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 7.03.    Success on Merits. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.01 and 7.02, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith.
Section 7.04.    Expenses. Reasonable and documented expenses incurred by any officer, director, employee, agent or fiduciary of an employee benefit plan in defending a civil, criminal, administrative or investigative action, suit or proceeding described in section 7.01 or 7.02 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within thirty (30) days after receipt by the Corporation of a written request for such advance, upon receipt of an undertaking by or on behalf of the director, officer, fiduciary, employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation as authorized in this Article.
Section 7.05.    Other Sources of Indemnity. The indemnification provided by this Article:
(a)    does not exclude any other rights to which a person seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, or any agreement, vote of Stockholders or disinterested directors or otherwise, for either an action in an official capacity or an action in another capacity while holding such office; and
(b)    shall continue as to a person who has ceased to be a director, officer, fiduciary, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.06.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another

Bylaws
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corporation, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary under or with respect to any employee benefit plan of the Corporation or any of its subsidiaries, against any liability asserted against such person and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the authority to indemnify such person against such liability and expenses under the provisions of this Article or otherwise.
Section 7.07.    Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any person who is or was a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary under or with respect to any employee benefit plan of the Corporation or any of its subsidiaries, to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such person under and in accordance with the provisions of this Article 7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts existing on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE VIII

AMENDMENTS

The power to alter, amend, or repeal these Bylaws, or adopt new bylaws, is vested in the Board of Directors, and the affirmative vote of a majority of the Board of Directors then holding office shall be necessary to effect any such action.
I hereby certify that the foregoing Bylaws are a true, complete, and correct copy of the Bylaws of the Corporation as adopted as of February 28, 2017.

/s/ Frank Raab
Frank Raab, Secretary

Bylaws
WaferGen Bio-systems, Inc.